Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of Schedule 13D, to which this Exhibit 1 is attached (including amendments thereto) with respect to certain shares of common stock of Gardiner Healthcare Acquisitions Corp., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such filing.

This Joint Filing Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: July 7, 2023	GARDINER HEALTHCARE HOLDINGS, LLC

	By:	Gardiner Founder, LLC its Managing Member

	By:	/s/ John Linton
	Name:	John Linton
	Title:	Manager

GARDINER FOUNDER, LLC

By:	/s/ John Linton
Name:	John Linton
Title:	Manager

GDNR HOLDINGS, LLC

By:	/s/ John Linton
Name:	John Linton
Title:	Manager

/s/ John Linton
JOHN LINTON